Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone

NEWS RELEASE

Westmoreland Reports First Quarter 2015 Results

Englewood, CO – April 24, 2015 - Westmoreland Coal Company (NasdaqGM:WLB) today announced results of the first quarter ended March 31, 2015.

Revenues for the quarter were $371.5 million versus $180.2 million in the same quarter in 2014. Adjusted EBITDA for the first quarter of 2015 was $56.0 million, while Adjusted EBITDA for the first quarter of 2014 was $28.9 million. Adjusted EBITDA for this quarter included results of the Canadian, WMLP and Buckingham operations; which were not present during the first quarter of 2014.

Net loss for the quarter was $11.7 million versus $19.3 million in the same quarter in 2014.

“We are pleased with the results of the first quarter,” said Keith E. Alessi, Westmoreland’s CEO. “Our larger, diversified footprint paid off as the results for the quarter matched up with internal expectations. While it was a weak quarter for the power segment, we made up for it elsewhere. During the quarter we successfully integrated both the Oxford and Buckingham operations and I appreciate the efforts of all our new associates as they embraced the Westmoreland culture.”

“We are also pleased to announce that one of our subsidiaries Westmoreland Resources, Inc., has reached a new collective bargaining agreement with the International Union of Operating Engineers, Local 400. Negotiations began on February 23, 2015 and concluded on April 10, 2015 after which the first ever six-year agreement was ratified by the majority of the Union members on April 17, 2015. This historic agreement will remain in effect until May 31, 2021. The mutually beneficial agreement was voted on by over 89% of the Union members and it passed by a significant margin.”

Westmoreland News Release	Page 1 of 8	April 24, 2015

Safety

Safety performance through the first three months of 2015 at Westmoreland mines was as follows, excluding WMLP performance:

	Reportable	Lost Time
U.S. Operations	1.21	0.69
U.S. National Average	1.96	1.37
Percentage	61.7%	50.4%

	Recordable	Lost Time
Canadian Operations	5.51	0.32

Financial Results

Westmoreland’s revenues in Q1 2015 increased to $371.5 million compared with $180.2 million in Q1 2014. Q1 2015 Adjusted EBITDA increased to $56.0 million from $28.9 million in Q1 2014. Net loss applicable to common shareholders decreased by $7.6 million, from $19.3 million ($1.30 per basic share) in Q1 2014 to $11.7 million ($0.67 per basic share) in Q1 2015.

Revenues increased primarily due to the Canadian, WMLP and Buckingham acquisitions.

Adjusted EBITDA increased due to the Canadian, WMLP and Buckingham acquisitions, but was offset by unfavorable power prices at ROVA and unfavorable weather impacts.

The decrease in Q1 net loss was driven by numerous factors:

	Three Months Ended March 31,	Three Months Ended March 31,
	2015	2014
	(In thousands)
Derivative gains	$5,276	$—
Foreign exchange gain (loss)	2,109	(6,790)
Restructuring charges	(553)	(397)
Incremental interest incurred before close of transaction	—	(6,144)
Canadian Acquisition bridge facility commitment fee	—	(4,875)

	$6,832	$(18,206)

Coal - U.S. Segment Operating Results

The following table summarizes Westmoreland’s Q1 2015 and Q1 2014 U.S. coal segment performance:

	Three Months Ended March 31,
	2015	2014	Increase / (Decrease)
			$	%
	(In thousands, except per ton data)
Revenues	$196,392	$158,190	$38,202	24.1%
Operating income	11,266	13,447	(2,181)	(16.2)%
Adjusted EBITDA	29,678	30,567	(889)	(2.9)%
Tons sold - millions of equivalent tons	6.9	6.8	0.1	1.5%

Westmoreland News Release	Page 2 of 8	April 24, 2015

Westmoreland’s first quarter 2015 U.S. coal segment revenues and tons sold increased primarily due to the Buckingham acquisition. Operating income and Adjusted EBITDA was negatively impacted by weather impacts and an unplanned customer outage at our Beulah Mine.

Coal - Canada Segment Operating Results

The following table summarizes Westmoreland’s Q1 2015 and Q1 2014 Canada coal segment performance:

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per ton data)
Revenues	$103,242	$—
Operating income	9,865	—
Adjusted EBITDA	24,922	—
Tons sold - millions of equivalent tons	5.5	—

The Canadian Acquisition was completed on April 28, 2014; therefore, there is no activity for the three months ended March 31, 2014.

Coal - WMLP Segment Operating Results

The following table summarizes Westmoreland’s Q1 2015 and Q1 2014 WMLP coal segment performance:

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per ton data)
Revenues	$67,567	$—
Operating loss	(4,517)	—
Adjusted EBITDA	9,590	—
Tons sold - millions of equivalent tons	1.1	—

The WMLP acquisition was completed on December 31, 2014; therefore, there is no activity for the three months ended March 31, 2014.

Power Segment Operating Results

The following table summarizes Westmoreland’s Q1 2015 and Q1 2014 power segment performance:

	Three Months Ended March 31,
	2015	2014	Increase / (Decrease)
			$	%
	(In thousands)
Revenues	$20,647	$22,012	$(1,365)	(6.2)%
Operating income	413	1,744	(1,331)	(76.3)%
Adjusted EBITDA	(2,613)	4,833	(7,446)	(154.1)%

Westmoreland’s first quarter 2015 power segment revenues, operating income and Adjusted EBITDA decreased due to unfavorable power prices. Operating income was positively impacted by $5.3 million of derivative gains on ROVA’s purchased-power contracts.

Nonoperating Results

Heritage and corporate expenses for Q1 2015 remained consistent with Q1 2014.

Westmoreland News Release	Page 3 of 8	April 24, 2015

Interest expense for Q1 2015 increased to $24.7 million from $20.8 million in Q1 2014 primarily due to higher debt levels.

Cash Flow, Leverage, and Liquidity

Operating cash flows for the three months ended March 31, 2015 decreased by $28.0 million, primarily due to a repayment of a customer advance, unfavorable power prices at ROVA and unfavorable impacts of weather.

Westmoreland’s cash position increased primarily due to $71.0 million of net proceeds from the January 2015 add-on term debt.

Westmoreland had the following liquidity at March 31, 2015 and December 31, 2014:

	March 31,	December 31,
	2015	2014
	(In millions)
Cash and cash equivalents	$53.4	$14.3
Corporate revolving line of credit	27.2	16.9

Total	$80.6	$31.2

The $50.0 million Corporate revolving line of credit had no borrowings with outstanding letters of credit in the amount of $22.8 million as of March 31, 2015.

Conference Call

A conference call regarding Westmoreland Coal Company’s first quarter 2015 results will be held on Friday, April 24, 2015, at 10:00 a.m. Eastern Time. Call-in numbers are:

Live Participant Dial In (Toll Free): 844-WCC-COAL (844-922-2625)

Live Participant Dial In (International): 201-689-8584

About Westmoreland Coal Company

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #

Contact: Kevin Paprzycki (855) 922-6463

Westmoreland News Release	Page 4 of 8	April 24, 2015

Westmoreland Coal Company and Subsidiaries

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per share data)
Revenues	$371,483	$180,202
Cost, expenses and other:
Cost of sales	301,711	138,630
Depreciation, depletion and amortization	38,059	16,059
Selling and administrative	26,716	13,331
Heritage health benefit expenses	3,059	3,544
Loss on sale/disposal of assets	229	38
Restructuring charges	553	397
Derivative gain	(5,276)	—
Income from equity affiliates	(2,025)	—
Other operating loss	2	150

	363,028	172,149

Operating income	8,455	8,053
Other income (expense):
Interest expense	(24,735)	(20,798)
Interest income	2,140	302
Gain (loss) on foreign exchange	2,109	(6,790)
Other income	193	93

	(20,293)	(27,193)

Loss before income taxes	(11,838)	(19,140)
Income tax expense (benefit)	2,040	(110)

Net loss	(13,878)	(19,030)
Less net loss attributable to noncontrolling interest	(2,146)	—

Net loss attributable to the Parent company	(11,732)	(19,030)
Less preferred stock dividend requirements	—	261

Net loss applicable to common shareholders	$(11,732)	$(19,291)

Net loss per share applicable to common shareholders:
Basic and diluted	$(0.67)	$(1.30)
Weighted average number of common shares outstanding
Basic and diluted	17,621	14,787

Westmoreland News Release	Page 5 of 8	April 24, 2015

Westmoreland Coal Company and Subsidiaries

Summary Financial Information (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Cash Flow
Net cash provided by operating activities	$1,640	$29,648
Net cash used in investing activities	(10,650)	(468,664)
Net cash provided by financing activities	49,915	439,806

	March 31, 2015	December 31, 2014
	(In thousands)
Balance Sheet Data
Total cash and cash equivalents	$53,393	$14,258
Total assets	1,829,748	1,829,578
Total debt	1,047,177	975,211
Working capital surplus (deficit)	59,032	(13,126)
Total shareholders’ deficit	(388,672)	(349,445)
Common shares outstanding	17,770	17,103

The tables below show how we calculated Adjusted EBITDA, including a breakdown by segment, and reconciles Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$29,678	$30,567
Coal - Canada	24,922	—
Coal - WMLP	9,590	—
Power	(2,613)	4,833
Heritage	(3,348)	(3,830)
Corporate	(2,202)	(2,663)

Total	$56,027	$28,907

Westmoreland News Release	Page 6 of 8	April 24, 2015

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Reconciliation of Adjusted EBITDA to net loss
Net loss	$(13,878)	$(19,030)
Income tax expense (benefit)	2,040	(110)
Interest income	(2,140)	(302)
Interest expense	24,735	20,798
Depreciation, depletion and amortization	38,059	16,059
Accretion of ARO and receivable	7,031	3,479
Amortization of intangible assets and liabilities	(253)	153

EBITDA	55,594	21,047
Restructuring charges	553	397
(Gain) loss on foreign exchange	(2,109)	6,790
Acquisition related costs	1,400	—
Customer payments received under loan and lease receivables	4,103	—
Derivative gain	(5,276)	—
Loss (gain) on sale/disposal of assets and other adjustments	240	(55)
Share-based compensation	1,522	728

Adjusted EBITDA	$56,027	$28,907

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and Westmoreland believes that EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

•	are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and

•	help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing Westmoreland’s operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

Westmoreland News Release	Page 7 of 8	April 24, 2015

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

Westmoreland News Release	Page 8 of 8	April 24, 2015